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                                                                   EXHIBIT 10.32

                                                                [CONFORMED COPY]

Ascent Pediatrics, Inc.
187 Ballardvale Street, Suite B125
Wilmington, MA 01887


Ladies & Gentlemen:

         The purpose of this letter is to confirm our agreement and understanding with respect to certain arrangements among FS Private Investments LLC ("Furman Selz"), BancBoston Ventures Inc. ("BancBoston") and Ascent Pediatrics, Inc. (together with any successor thereto, the "Company"), in connection with a $16,000,000 investment by certain investment partnerships managed by Furman Selz, BancBoston and another investor in the Series G Convertible Exchangeable Preferred Stock, Subordinated Notes and Warrants of the Company (the "Financing").

         Upon the closing of the Financing, the Company shall pay to (i) Furman Selz a closing fee in the amount of $381,250 in cash and (ii) BancBoston a closing fee in the amount of $118,750 in cash.

         Furman Selz agrees to provide ongoing customary financial advisory services consistent with the fee arrangements set forth herein, at such times and on such matters as the Company and Furman Selz shall mutually agree, for a period of five (5) years commencing with the closing date of the Financing (the "Advisory Term"). The Company shall pay to Furman Selz an advisory fee equal to $150,000 for each year of the Advisory Term, payable quarterly in arrears.

         The Company has all requisite corporate power and authority to enter into this Agreement. This Agreement has been duly and validly authorized by all necessary corporate action on the part of the Company and has duly executed and delivered by the Company and constitutes a legal, valid and binding agreement of the Company, enforceable in accordance with its terms. The execution, delivery and performance by the Company of this Agreement will not result in any violation by the Company of any provision of law.

         This agreement may not be amended or modified except in writing and shall be governed by and construed in accordance with the internal laws of the State of New York.

         For the convenience of the parties, any number of counterparts of this agreement may be executed by the parties hereto. Each such counterpart shall be,


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and shall be deemed to be, an original instrument, but all such counterparts taken together shall constitute one and the same Agreement.

         If the foregoing correctly sets forth our agreement and understanding, we would appreciate your signing the enclosed copy of.



                                             Very truly yours,

                                             FS PRIVATE INVESTMENTS LLC

                                             By: /s/ James L. Luikart
                                                 ------------------------------
                                                 Name:  James L. Luikart
                                                 Title: Managing Member



                                             BANCBOSTON VENTURES INC.


                                             By:/s/ Theresa Nibi
                                                --------------------------------
                                                Name: Theresa Nibi
                                                Title: Vice President


AGREED AND ACCEPTED:


ASCENT PEDIATRICS, INC.

By: /s/ Alan R. Fox
    -------------------------------
    Name: Alan R. Fox
    Title: President and CEO





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February 16, 1999

Ascent Pediatrics, Inc.
187 Ballardvale Street, Suite B125
Wilmington, MA 01887


Ladies and Gentlemen:

         The purpose of this letter (this "Amendment") is to amend the financial advisory services fee arrangements set forth in the letter (the "Initial Letter") among FS Private Investments LLC ("Furman Selz"), BancBoston Ventures Inc. ("BancBoston") and Ascent Pediatrics, Inc. (together with any successor thereto, the "Company"), which confirmed such parties agreement and understanding with respect to certain arrangements among such parties in connection with the $16,000,000 investment by certain investment partnerships managed by Furman Selz, BancBoston and another investor (collectively, the "Purchasers") in the Series G Convertible Exchangeable Preferred Stock, Subordinated Notes and Warrants of the Company (the "Financing").

         This Amendment shall be effective on the Second Amendment Closing Date (as such term is defined in the Second Amendment dated February 16, 1999 to the Securities Purchase Agreement dated May 13, 1998 by and among Furman Selz Investors II L.P., FS Employee Investors LLC, FS Parallel Fund L.P., BancBoston Ventures Inc., Flynn Partners and Ascent Pediatrics, Inc., as amended (such Securities Purchase Agreement as so and heretofore amended, the "Purchase Agreement").

         Pursuant to this Amendment, Furman Selz and the Company agree as follows:

                  1. FEE ARRANGEMENTS. Prior to the Second Amendment Closing Date, the financial advisory service fee arrangements shall be as set forth in the Initial Letter. On the Second Amendment Closing Date, in lieu of any additional cash fees required to be paid to Furman Selz pursuant to the Initial Letter for such services, the Company shall issue to Furman Selz 150,000 unregistered shares (the "Shares") of the Company's common stock, par value $.00004 per share (the "Common Stock"). The aggregate dollar value of the Shares is $525,000.

                  2. REGISTRATION RIGHTS. The Company hereby grants the registration rights to Furman Selz which were granted pursuant to
         Article X of the Purchase Agreement. Under such Article X, Furman Selz shall be deemed to be a "Holder" (as defined therein) for all purposes and the Shares shall be deemed to be Registrable Securities (as defined therein) for all purposes. In addition, for purposes of Section 10.3 thereof, at the election of Furman Selz, the Shares shall also be deemed to be either Registrable Conversion Shares or Registrable Warrant Shares (both as defined therein). This paragraph 2 shall be an amendment to Article X of the Purchase Agreement.



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                  3.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The
         Company hereby represents and warrants to Furman Selz as follows:

                  (i) The Company has full power and authority to execute and deliver this Amendment and issue the Shares and to execute and deliver such other documents furnished or to be furnished by the Company hereunder, subject to the approval of the stockholders of the Company of this Amendment and the transactions contemplated hereby. This Amendment, subject to the approval of the stockholders of the Company of this Amendment and the transactions contemplated hereby, has been duly authorized, executed and delivered by the Company and, subject to the approval of the stockholders of the Company of this Amendment and the transactions contemplated hereby, constitutes a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general principles of equity. Subject to the approval of the stockholders of the Company of this Amendment and the transactions contemplated hereby, the issuance of the Shares pursuant to this Amendment, the compliance by the Company with the provisions of this Amendment, and the consummation of the other transactions herein contemplated will not result in the creation or imposition of any lien, charge, security interest or encumbrance upon any of the assets of the Company pursuant to the terms or provisions of, or result in a breach or violation of or conflict with any of the terms or provisions of, or constitute a default under, or give any other party a right to terminate any of its obligations under, or result in the acceleration of any obligation under, (i) the Certificate of Incorporation and Bylaws of the Company, or (ii) any contract or other agreement to which the Company is a party or by which the Company or any of its respective properties is bound, or
                           (iii) any judgment, ruling, decree, order, statute, rule or regulation of any court or other governmental agency or body, domestic or foreign, applicable to the business or properties of the Company, except, with respect to clauses (ii) and (iii), circumstances that would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Company.

                  (ii) Subject to the approval of the stockholders of the Company of this Amendment and the transactions contemplated hereby, the Shares have been duly authorized for issuance hereby, and, when




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                           issued and delivered in accordance with the
                           provisions of this Amendment, will be validly issued, fully paid and nonassessable.

         4. REPRESENTATIONS AND WARRANTIES OF FURMAN SELZ. Furman Selz hereby represents and warrants to the Company that (i) it is an "accredited investor" as that term is defined in Rule 501(a) promulgated under the Securities Act of 1933, as amended, (ii) it has the requisite knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of an investment in the Company, (iii) it has had an opportunity to discuss the Company's business, management and financial affairs with the Company's management, (iv) it is acquiring the Shares for investment for its own account and not with a view to, or for resale in connection with, any distribution thereof; nor with any present intention of distributing or selling the same; and Furman Selz has no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for the disposition thereof, (v) it is not in material breach or violation of, or in default under, any term or provision of (A) its organizational and governing documents, (B) any indenture, mortgage, deed of trust, voting trust agreement, stockholders, partners or members agreement, note agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its property is subject, or (C) any statute, judgment, decree, order, rule or regulation applicable to Furman Selz or of any arbitrator, court, regulatory body, administrative agency or any other governmental agency or body, domestic or foreign, having jurisdiction over Furman Selz or any of its activities or properties, (vi) Furman Selz represents that it has not been organized, reorganized or recapitalized specifically for the purpose of investing in the Company, (vii) it understands that the Shares have not been registered under the Securities Act and it will not offer, sell, transfer, pledge, hypothecate or otherwise dispose of any Shares except pursuant to an exemption from, or otherwise in a transaction not subject to, the registration requirements of the Securities Act or pursuant to an effective registration statement under the Securities Act, and, in each case, in accordance with any applicable state securities or "blue sky" laws and (viii) it understands that any certificates representing the Shares and any other securities issued in respect of such securities upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall be stamped or otherwise imprinted with a legend in the following form (in addition to any legend required under other applicable securities laws):

         "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE ACT), OR ANY STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED, SOLD OR OFFERED FOR SALE EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED."




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Furman Selz further represents that (i) it has full power and authority to execute, deliver and perform this Amendment, (ii) the person executing this Amendment on behalf of Furman Selz has the appropriate authority to act on behalf of Furman Selz, and (iii) this Amendment has been duly authorized, executed and delivered by Furman Selz and constitutes a legal, valid and binding agreement of Furman Selz, enforceable against Furman Selz in accordance with its terms, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general principles of equity, and (iv) it has not employed any broker or finder in connection with the transactions contemplated by this Amendment. To the best of its knowledge, Furman Selz acknowledges receipt of, and the opportunity to review, the information that it believes necessary to make an investment in the Shares."

         Except as amended by this Amendment, the Initial Letter shall remain in full force and effect in accordance with its terms. This Amendment shall be deemed to be part of the Initial Letter.

         This agreement may not be amended or modified except in writing and shall be governed by and construed in accordance with the internal laws of the State of New York.

         For the convenience of the parties, any number of counterparts of this agreement may be executed by the parties hereto. Each such counterpart shall be, and shall be deemed to be, an original instrument, but all such counterparts taken together shall constitute one and the same Amendment.

         If the foregoing correctly sets forth our agreement and understanding, we would appreciate your signing the enclosed copy of this Amendment and returning the same to us.




                                             Very truly yours,



                                             FS PRIVATE INVESTMENTS LLC

                                             By: /s/ James L. Luikart
                                                 ------------------------------
                                                 Name: James L. Luikart
                                                 Title: Managing Member



AGREED AND ACCEPTED:

ASCENT PEDIATRICS, INC.


By: /s / Alan. R. Fox
    ---------------------------------
    Name: Alan R. Fox
    Title: President and CEO











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                            ASCENT PEDIATRICS, INC.
                       187 Ballardvale Street, Suite B125
                        Wilmington, Massachusetts 01887



                                                      May 25, 1999


Ladies and Gentleman:

         The purpose of this letter is to confirm and clarify that the issuance by Ascent Pediatrics, Inc. (the "Company") of 150,000 shares of the Company's common stock, par value $.00004 per share, to FS Private Investments LLC ("Furman Selz") pursuant to the amendment dated as of February 16, 1999 to the financial advisory services fee agreement dated as of May 13, 1998 (the "Agreement") among Furman Selz, BancBoston Ventures Inc. and the Company will be in complete satisfaction of all financial advisory services to be provided by Furman Selz under the Agreement and that, following the issuance of such shares, neither the Company nor Furman Selz will have any further obligations under the Agreement.

         If the foregoing correctly sets forth our agreement and understanding, we would appreciate your signing the enclosed copy of this letter and returning the same to us.



                                             Very truly yours,


                                             ASCENT PEDIATRICS, INC.

                                             By: /s/ Alan R. Fox
                                                 ------------------------------
                                                 Alan R. Fox, President




AGREED AND ACCEPTED:

FS PRIVATE INVESTMENTS LLC

By:  /s/ James L. Luikart
    -------------------------------












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